EXHIBIT 10(d)

                     AGREEMENT FOR PURCHASE OF COMMON STOCK

     AGREEMENT (this "Agreement"), made as of the 1st day of April, 1998, by and between SHANNON MCLEROY, 10806 Rio Rancho Ct., Houston, Texas 77064, MICHAEL
T. MCCLERE, 3803 Loch Glen Ct., Houston, Texas 77059, TECH TECHNOLOGY SERVICES, LLC, 2533 N. Carson St., Carson City, Nevada 89706, RACHEL MCCLERE 1998 TRUST, 1980 Post Oak Blvd., Suite 1777, Houston, Texas, and MCCLERE FAMILY TRUST, 1980 Post Oak Blvd., Suite 1777, Houston, Texas (collectively the "Sellers" or the "Shareholders"), and SOUTHEAST TIRE RECYCLING, INC., 15315 Indian Head Drive, Tampa, Florida 33618 (the "Buyer" or "Southeast").

     WHEREAS, the Sellers own all the outstanding shares of Millennium Integration Technologies, Inc., a Texas corporation ("Millennium"); and

     WHEREAS, the Buyer wishes to purchase and the Sellers desire to sell to the Buyer all the outstanding shares of common stock of Millennium (the "Millennium Common Shares") pursuant to the terms and conditions as set forth below.

     NOW, THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the Parties agrees as follows:

                                   ARTICLE I
                               SALE OF SECURITIES

     1.01  SALE OF SHARES

     Subject to the terms and conditions of this Agreement, the Sellers shall sell their respective Millennium Common Shares to the Buyer, and the Buyer shall purchase the same from the Sellers. Each of the Sellers is the sole owner of the legal and beneficial interests in the number of shares appearing opposite his/her/its name on Exhibit A annexed hereto. The Buyer shall not be obligated to purchase any Millennium Common Shares unless all the Millennium Common Shares shall be delivered to it on the Closing Date, in accordance with the provisions of this Agreement and in proper form for transfer.

     1.02  PAYMENT

     The total purchase price shall be Six Million Two Hundred Fifty Thousand (6,250,000) shares of common stock of Southeast (the "Southeast Common
Shares") payable as follows: Each of the Sellers shall receive Six Hundred Twenty-Five (625) Southeast Common Shares for each Millennium Common Share appearing opposite the Seller's name on Exhibit A. Payment of the stock consideration ("Stock Consideration") shall be by delivery of certificates representing the respective number of Southeast Common Shares as against delivery of the Millennium Common Shares in proper form for transfer. The Southeast Common Shares constituting the Stock Consideration may be (i) issued by Southeast from its authorized but unissued capital stock or from treasury stock; or (ii) transferred from stockholders of Southeast; or any combination of the foregoing.

                  REPRESENTATIONS AND WARRANTIES OF MILLENNIUM
                                AND SHAREHOLDERS

     The Principal of Millennium named on the signature page hereof ("Millennium Principal"), Millennium, and the Shareholders represent and warrant to the Buyer the following:

     2.01  ORGANIZATION

     Millennium is a corporation organized in the State of Texas, and as of the Closing, Millennium will be validly existing, and in good standing under the laws of the State of Texas. Millennium has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in every other state requiring such qualification.

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     2.02  CAPITAL

     The authorized capital stock of Millennium consists of 10,000 shares of common stock, $.01 par value per share, of which all 10,000 Shares of Common Stock are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, rights, warrants convertible securities, or other agreements or commitments obligating Southeast to transfer or issue from treasury any additional shares of its capital stock.

     2.03  FINANCIAL STATEMENTS

     Exhibit B annexed hereto contains the audited financial statements of Millennium Integration Technologies, LLC, Millennium's predecessor as of December 31, 1996 and December 31, 1997, (the "Millennium Financial Statements"). The Millennium Financial Statements accurately present the financial position of Millennium as of the dates of the balance sheet included in the Millennium Financial Statements.

     2.04  ABSENCE OF CHANGES

     Since the date of the most recent balance sheet in the Millennium Financial Statements (the "Millennium Balance Sheet Date"), there have been no changes in the financial condition or operations of Millennium, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     2.05  LITIGATION

     As of the dates of both balance sheets comprising the Millennium Financial Statements, neither the Principal nor Millennium is aware, and as of the Closing neither the Principal nor Millennium will be aware, of any pending, threatened or asserted claims, lawsuits or contingencies involving Millennium or its common stock. There is no dispute of any kind between Millennium and any third party, and no such third party, and no such dispute will exist at the closing of this Agreement.

     2.06  TAX RETURNS

     Millennium (and/or its predecessor, Millennium Integration Technologies, LLC,) has filed all federal, state and local tax returns required by law to be filed, and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of Millennium have been audited by the Internal Revenue Service. The provision for taxes, if any and all federal, state, country, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Millennium.

     2.07  ABILITY TO CARRY OUT OBLIGATIONS

     Millennium, its Principal and the Shareholders have the right, power and authority to enter into and perform their respective obligations under this Agreement. The execution and delivery of this Agreement by those parties and the performance by them of their obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation or any provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Millennium or any of them is a party, or by which they may be bound, nor will any consents or authorizations of any party other then those hereto be required, (b) and event that would cause Millennium to be liable to any party, or (c) an event that would result in the creation of imposition of any lien, charge, or encumbrance on any asset of Millennium or upon the Shares to be acquired by Buyers.

     2.08  TITLE

     The Shareholders have good and marketable title to all of the Shares to be sold to the Buyer pursuant to this Agreement. The Shares to be sold to Buyer will be, at closing, free and clear of all aliens, security interests, pledges, charges, claims and options.

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                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Principal of Southeast named on the signature page hereof ("Southeast Principal") and Southeast represent and warrant to the Sellers the following.

     3.01  ORGANIZATION

     Southeast is a corporation organized in the State of Florida, and as of the Closing, Southeast will be validly existing, and in good standing under the laws of Florida. Southeast has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in every other state requiring such qualification.

     3.02  CAPITAL

     The authorized capital stock of Southeast consists of 100,000,000 shares of common stock, $.0001 par value per share, of which 1,524,000 Shares of Common Stock are issued and outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, rights, warrants convertible securities, or other agreements or commitments obligating Southeast to transfer or issue from treasury any additional shares of its capital stock. No shares have been issued since September, 1997.

     3.03  FINANCIAL STATEMENTS

     Exhibit C annexed hereto contains the audited financial statements of Southeast as of December 31, 1996 and December 31, 1997, (the "Southeast Financial Statements"). The Southeast Financial Statements accurately present the financial position of Southeast as of the dates of the balance sheet included in the Southeast Financial Statements.

     3.04  ABSENCE OF CHANGES

     Since the date of the most recent balance sheet in the Southeast Financial Statements (the "Southeast Balance Sheet Date"), there has not been any change in the financial condition or operations of Southeast, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

     3.05  LIABILITIES

     Southeast will not, as of the closing, have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due. As of the dates of both balance sheets comprising the Financial Statements, neither the Principal nor Southeast is aware, and as of the closing neither the Principal nor Southeast will be aware, of any pending, threatened or asserted claims, lawsuits or contingencies involving Southeast or its common stock. There is no dispute of any kind between Southeast and any third party, and no such dispute will exist at the closing of this Agreement. At closing, Southeast will be free from any and all liabilities, liens, claims and/or commitments.

     3.06  TAX RETURNS

     Southeast has filed all federal, state and local tax returns required by law to be filed, and has paid all taxes, assessments, and penalties due and payable. No federal income tax returns of Southeast have been audited by the Internal Revenue Service. The provision for taxes, if any and all federal, state, country, and local taxes for the period ending on the date of that balance sheet and for all prior periods, whether or not disputed. There are no present disputes as to taxes of any nature payable by Southeast.

     3.07  ABILITY TO CARRY OUT OBLIGATIONS

     Southeast and its Principal have the right, power and authority to enter into and perform their respective obligations under this Agreement which has been approved by its shareholders. The execution and delivery of this Agreement by those parties and the performance by them of their obligations hereunder will not cause, constitute or conflict with or result in (a) any breach or violation or any provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which Southeast or any of them is a party, or by which they may

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be bound, nor will any consents or authorizations of any party other then those hereto be required, (b) and event that would cause Southeast to be liable to any party, or (c) an event that would result in the creation of imposition of any lien, charge, or encumbrance on any asset of Southeast or upon the Shares to be acquired by Sellers.

     3.08  CONTRACTS AND LEASES

     Southeast does not now carry on any business. Southeast is not a party to any contract, agreement or lease. No person holds a power of attorney from Southeast.

     3.09  LITIGATION

     Southeast is not and has not been a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of Southeast and its Principal, there is no basis for any action or proceeding pending and no action or proceeding is threatened against Southeast. Southeast is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local or foreign court, department, agency, or instrumentality. Neither Southeast nor the Principal is now or has ever been the subject of (a) any criminal proceeding, or (b) any injunctive action or administrative proceeding brought by the Securities and Exchange Commission.

     3.10  TRANSFER AGENT

     Southeast's stock transfer agent is Olde Monmouth Stock Transfer Co., Inc. The stockholder list is to be delivered to Buyer at the Closing will be a true and complete list of each shareholder of record, last known address and number of shares.

     3.11  SECURITIES AND EXCHANGE COMMISSION FILINGS

     Southeast has made no filings with the Securities and Exchange Commission except for the Forms D referred to herein; and Southeast is not now and never has been required to be a reporting issuer under the Securities Exchange Act of 1934.

     3.12  CONDUCT OF BUSINESS

     Southeast currently is not conducting any business and neither owns nor leases any assets. Prior to the closing, Southeast will not carry on any business, and shall not (without the prior written approval of Seller) (i) sell, pledge or assign any assets (ii) amend its Articles of Incorporation or Bylaws, declare dividends, redeem or issue or sell stock or other securities, (iii) incur any liabilities, (iv) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (v) enter into any other transaction.

     3.13  ENVIRONMENTAL MATTERS

     Southeast has not been notified by any governmental authority, agency or third party, and Southeast has no knowledge, of any violation by Southeast of any Environmental Laws (as defined below). In conducting its prior business, Southeast possessed all required licenses and permits to be issued by governmental agencies pursuant to environmental, health and safety laws. Southeast has not received any notice or any request for information, notice of claim, demand or other notification that it may be potentially responsible with respect to any investigation or cleanup of any threatened or actual release of hazardous substances. To the knowledge of the Principal of Southeast and Southeast, in conducting its business, all hazardous wastes and substances have been stored, treated, disposed of and transported in conformance with all requirements applicable to such hazardous substances and wastes. The Principal of Southeast shall indemnify and hold harmless the Sellers and/or Southeast or any successor to Southeast against all costs, claims or liabilities, whenever such costs, claims or liabilities may be asserted, arising under or related in any manner to the Environmental Laws and their application to the assets or the business for conditions which existed or for events which occurred on or before the date of closing, specifically including (A) fines, penalties, judgments, awards, settlements, losses, damages, costs, fees (including reasonable attorneys' and consultants' fees), expenses and disbursements, (B) defense and other responses to any administrative or judicial action instituted by any third person concerning any such liability, and (C) financial responsibility for (i) cleanup costs and injunctive relief, including any removal, remedial or other response actions, and

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(ii) any other compliance or remedial measures. For purpose of this Agreement,
"Environmental Laws" shall mean all Federal, state, local and foreign laws, statues, rules, regulations and ordinances and all applicable state environmental acts and including any rules, regulations, orders, decrees, plans, codes, judgments, injunctions, notice or demand letters, prohibitions, obligations, schedules, timetables, standards, conditions or requirements issued, entered, approved or promulgated thereunder, relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of wastes in, into, onto or upon the environment (including, without limitation, ambient air, surface water, ground water, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, collection, accumulation, storage, disposal, transport, or handling of wastes.

     3.14  CORPORATE DOCUMENTS

     Copies of each of the following Southeast documents, which are true, complete and correct in all material respects, at the Seller's option, either will be delivered to Seller at Closing, remain at Southeast's principal office or under the custody and control of its Principal:

     Articles of Incorporation and any amendments thereto;

       i.  Bylaws;

       ii.  All Minutes of Shareholders Meetings;

      iii.  All Minutes of Directors Meetings;

      iv.  List of Officers and Directors;

       v.  Current List of Shareholders certified by Southeast's President;

      vi.  The Southeast Financial Statements described in Section 3.03;

      vii.  Certificate of Good Standing;

     viii.  Copies of all federal and state income tax returns;

      ix. Copies of all Forms D filed with the SEC and Form M-11 filed with the State of New York;

       x. Signed undated, resignations of all current officers and directors together with a signed, undated, unanimous consent of director appointing Buyer's designees as Southeast's directors; and

     3.15  CLOSING DOCUMENTS

     All minutes, consents or other documents pertaining to Southeast to be delivered at closing shall be valid and in accordance with the laws of Florida.

     3.16  TITLE

     The Southeast Common Shares to be conveyed to the Sellers pursuant to this Agreement, will be, at closing, validly issued, nonassessable, free and clear of all liens, security interests, pledges, charges, claims and options.

                                   ARTICLE IV
                                    CLOSING

     The Closing of this transaction will occur when the Sellers deliver to the Buyer all of the documents described below, and Buyer pays the Sellers the purchase price in full. As part of the Closing, the following documents, in form reasonably acceptable to counsel to the parties, shall be delivered:

     4.1  BY THE BUYER:

A. The purchase price consisting of Certificates representing in the aggregate 6,250,000 Southeast Common Shares.

B.  All of the documents referred to in Section 3 herein.

C.  The Financial Statements described in Section 3.03 herein.

D.  All of the business and corporate records of Southeast referred to in
    Section 3.13 herein.

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     4.2  BY THE SELLERS:

A. Certificates representing all 10,000 outstanding Millennium Common Shares duly endorsed in blank.

B. The Millennium Financial Statements described in Section 2.03 of this Agreement.

C. A Reverse Split Agreement, by which the Sellers agree, for his/her/itself and on behalf of Southeast, not to reverse split the currently outstanding shares of the Southeast's common stock for at least 18 months after the Closing.

                                   ARTICLE V
                                 MISCELLANEOUS

     5.01  CAPTIONS AND HEADINGS

     The Article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

     5.02  NO ORAL CHANGES

     This Agreement and any provisions hereof, may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

     5.03  NON WAIVER

     Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions; (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

     5.04  TIME OF ESSENCE

     Time is of the essence of this Agreement and of each and every provision hereof.

     5.05  ENTIRE AGREEMENT

     This Agreement contains the entire Agreement and understanding between the Parties hereto, and supersedes all prior agreements and understandings.

     5.06  COUNTERPARTS

     This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     5.07  BINDING EFFORT

     This Agreement shall inure to and be binding upon the heirs, executors personal representatives, successors and assigns of each of the parties to this Agreement.

     5.08  ARBITRATION

     Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in New York, New York in accordance with the Rules of the American Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

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     5.09  EFFECT OF CLOSING

     All representatives, warranties, covenants, and agreements of the parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

     5.10  MUTUAL COOPERATION

     The Parties shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and future actions as may be necessary or convenient to effect the transaction described herein.

     AGREED AND ACCEPTED as of the date first above written.

SELLERS:
_________________
Shannon McLeroy


__________________
Michael T. McClere

Tech Technology Services, LLC
By:  _____________


Rachel McClere 1998 Trust
By:  _____________


McClere Family Trust
By:  _____________

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MILLENNIUM INTEGRATION TECHNOLOGIES, INC.
By:  ______________________________
                        , Principal

SOUTHEAST TIRE RECYCLING, INC.
By: /s/JAMES W. WALTERS
              , Principal

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